     As filed with the Securities and Exchange Commission on July __, 1999
                                                       Registration No.333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                  ___________

                              IVI CHECKMATE CORP.
             (Exact name of registrant as specified in its charter)

        Delaware                                           58-2375201
(State of incorporation)                       (IRS Employer Identification No.)

                               1003 Mansell Road
                            Roswell, Georgia  30076
              (Address of Principal Executive Offices) (Zip Code)

                  IVI Checkmate Electronics, Inc. 401(k) Plan
                            (Full title of the plan)

                              Mr. John J. Neubert
                              IVI Checkmate Corp.
                               1003 Mansell Road
                             Roswell, Georgia 30076
                                 (770) 594-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                                M. HILL JEFFRIES
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7000

                         _____________________________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
             TITLE OF                               PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
           SECURITIES TO             AMOUNT TO BE  OFFERING PRICE PER   AGGREGATE OFFERING     REGISTRATION
           BE REGISTERED              REGISTERED        SHARE (1)            PRICE (1)             FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (2)       150,000            $3.50              $525,000             $146
-------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Company's common stock reported on the Nasdaq National Market on July 20, 1999.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This Registration Statement includes two forms of prospectuses. The documents constituting the prospectus under Part I of this Registration Statement (the "Plan Prospectus") will be sent or given to participants in the IVI Checkmate Electronics, Inc. 401(k) Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. The second prospectus (the "Resale Prospectus") may be used in connection with reoffers and resales of shares of the common stock of IVI Checkmate Corp. (the "Company") acquired pursuant to the Plan prior to the date of this Registration Statement. The Plan Prospectus has been omitted from this Registration Statement as permitted by
Part I of Form S-8. The Resale Prospectus is filed as part of this Registration Statement as required by Form S-8.

    (ii) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in both the Plan Prospectus and the Resale Prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to John J. Neubert, Executive Vice President Finance and Administration of the registrant, 1003 Mansell Road, Roswell, Georgia 30076.

                                   Prospectus

                                 150,000 Shares

              [LOGO]           IVI CHECKMATE CORP.

                                  Common Stock
                             ______________________

    The selling stockholders named under "Selling Stockholders" beginning on page 12 are selling all of the shares of common stock being offered by this
prospectus.    We will not receive any of the proceeds from the sale of shares by the selling stockholders.

    The selling stockholders may sell their shares at various times in the future. They may sell their shares through the Nasdaq National Market or in private transactions and at prevailing market prices or negotiated prices, as described in the section of this prospectus entitled "Plan of Distribution" beginning on page 12.

    Our common stock is listed on the Nasdaq National Market under the symbol "CMIV" and on The Toronto Stock Exchange under the symbol "IVC." The last reported sale prices of our common stock on July __, 1999 were $______ per share on the Nasdaq National Market and Cdn. $____ per share on The Toronto Stock Exchange.

 Investing in the common stock involves risks.  See "Risk Factors" beginning on page 2.
                                 _____________

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

                 The date of this prospectus is July __, 1999.

                              IVI CHECKMATE CORP.

     IVI Checkmate Corp. is the third largest electronic transaction solutions provider in North America, based on annual sales. We were incorporated in 1998 under the laws of Delaware and became active on June 25, 1998 as a result of the combination of International Verifact Inc., a Canadian corporation, and Checkmate Electronics, Inc., a Georgia corporation. We own all of the capital stock of these two companies, which are now named IVI Checkmate Ltd. and IVI Checkmate Inc., respectively, and we operate through these two companies and their subsidiaries.

     Through our subsidiaries, we design, develop and market innovative payment and value-added solutions that optimize transaction management at the point-of-service in the retail, financial, hospitality, healthcare and transportation industries. Our software, hardware and professional services minimize transaction costs, reduce operational complexity and improve profitability for our customers in the U.S., Canada and Latin America.

     We distribute our products through direct sales and various third party distribution arrangements. Our customers include banks, payment processors, retail merchants, petroleum service stations, convenience-store operators, supermarkets and other mass merchandisers, and government benefits disbursers.

     Our principal executive office is located at 1003 Mansell Road, Roswell, Georgia 30076, and our telephone number at that address is (770) 594-6000.


                                  RISK FACTORS

If we cannot keep up with changes in technology, we might be unable to effectively compete and might lose customers.

    The electronic payment industry is constantly changing. These changes include, among others:

 .   rapid technological advances;
 .   evolving industry standards in electronic fund transfer and point-of-sale products;
 .   changes in customer requirements; and
 .   frequent new product introductions and enhancements.

  To be successful, we must develop and use leading technologies effectively, and we must continue to satisfy customer needs on a timely and cost-effective basis. While we continue to develop new products and technologies, we may not successfully keep up with the new products and technological advances of others. Several of our competitors have introduced products and technologies that will compete with our products and technologies. We cannot guarantee that present or potential customers will accept our new products and technologies or that they will not choose to use our competitors' products and technologies. If we are unable to develop and market new products and product enhancements that achieve market acceptance on a timely and cost-effective basis, it could materially and adversely affect our business, financial condition and results of operations.

We rely on a limited number of large customers for a significant percentage of our revenues so the loss of one or more of these customers could materially and adversely affect us.

     We rely on large banks and retail customers with a large number of point-of-sale stations for a significant percentage of our revenues. We continue to diversify our customer base by developing strategic alliances and partnerships to open more distribution channels and limit our reliance on large customers. While we continue to transact business with our current customers and attract new ones, our revenues will decrease significantly if we lose a large customer. We may also be unsuccessful in attracting new customers. The demand for our products and services, especially from our large customers, may decline. If these things occur, it could materially and adversely affect our business, financial condition and results of operations.

If competition in the electronic payment industry increases, it could limit our ability to grow.

     The electronic payment industry is very competitive and subject to rapid technological change. We expect competition to increase in the future. To compete successfully in the future, we must respond promptly and effectively to changes in technology. We must also respond to our competitors' innovations and provide low cost products through manufacturing efficiencies and other costs savings measures. Certain of our competitors have significantly greater financial, marketing, service, support and technical resources than us. Certain of these competitors also have greater name recognition than us. Accordingly, our competitors may be able to respond more quickly than us to new or emerging technologies or changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of products than us. In addition, our profit margins could decline because of competitive pricing pressures that may have a material adverse effect on our business, financial condition, and results of operations. Consequently, we may not compete successfully against current or future competitors, and the competitive pressures that we face may negatively affect our business, financial condition and operating results.

     We attempt to differentiate ourselves from our competitors by providing end-to-end solutions. Our competitors include VeriFone, Inc., a division of Hewlett-Packard Company, Hypercom Corp. and NBS Technologies, Inc. Current and potential competitors may make acquisitions or establish alliances among themselves or with others. These acquisitions or alliances could increase the ability of competitors' products to address the needs of our current or prospective customers. As a result, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain a significant share of the electronic payment market. For us, this could result in price reductions, the loss of current or prospective customers, fewer customer orders and reduced net income.

Our hardware and software may contain defects and undetected errors that could affect its performance, causing us to lose customers, spend large amounts to correct the problems or become subject to product liability claims.

     Our hardware and software, including the security features on our point-of-sale payment systems, may contain undetected defects and errors. Although we test our hardware and software before releasing it, we may discover defects and errors in the future. Once detected, we may not be able to correct defects and errors in a timely manner. The cost to fix defects and errors may be high. Consequently, any undetected defects and errors in our hardware and software may result in any of the following:

 .  delays in the shipment of the products;
 .  loss of market acceptance of the products;
 .  additional warranty expense;
 .  significant product liability claims;
 .  diversions of engineering and other resources from our other product development efforts; and
 .  loss of credibility with our distributors and customers.

Therefore, any undetected defects and errors in our hardware and software could adversely affect our business, financial condition and results of operations.

Our quarterly operating results are difficult to predict, and unexpected results could harm our stock price.

  Our future success depends on a number of factors, many of which are unpredictable and beyond our control. Moreover, many of these factors are likely to cause our operating results, cash flows and liquidity to fluctuate significantly from quarter to quarter in the future. For example, despite a generally consistent trend of increases in net revenues, we recorded net income
(loss) of approximately ($3,940,000) in 1994, $3,480,000 in 1995, ($10,299,000)
in 1996, $3,236,000 in 1997 and ($4,971,000) in 1998.  Similarly, we recorded net income (loss) of approximately $1,044,000 in the three months ended March 31, 1998 compared to ($2,296,000) in the three months ended March 31, 1999.

  Factors which may cause our quarterly operating results, cash flows and liquidity to fluctuate include, among others:

 .  defects or bugs in our hardware or software products;
 .  how quickly we are able to develop new products and services that our customers require;
 .  our customers' acceptance of our new and enhanced services;
 .  whether and how quickly alternative technologies, products and services introduced by our competitors gain market acceptance;
 . the timing of the introduction of new or enhanced products and services offered by us or our competitors;

 .  our customers' inventory levels of our products, which may affect the timing of future orders;
 .  competitive pricing pressures;
 .  the number, size and successful integration of acquired companies and relationships with alliance partners;
 . Year 2000 issues not identified or resolved on a timely basis, which may affect our operations or the operations of our suppliers on whom we rely upon;
 .  foreign currency exposures;
 .  prevailing conditions in the electronic payment marketplace and other general economic and political factors; and
 .  the condition of the stock market.

     Quarterly revenues and expenses are difficult to predict because the market for our products and services is rapidly evolving. Our expense levels are based, in part, on our expectations about future revenues. We typically record a disproportionate amount of our revenue for each quarter in the final month of the quarter, while expenses are generally incurred more evenly throughout the period. If our actual revenue levels do not meet our projections or if our expenses exceed our projections, operating results would likely be negatively affected. Due to many factors, we believe that period-to-period comparisons of our business are not necessarily meaningful. Because our industry changes so quickly, our operating results in future quarters could be below the expectations of public market analysts and investors. If we do not meet these expectations, our stock price could fall significantly.

  In addition, from time to time the stock market experiences significant price and volume fluctuations. Stock market fluctuations have particularly affected the stock prices of technology companies, such as IVI Checkmate.

Government and industry regulations may result in increased costs and increased competition.

  Various regulatory factors affect our financial performance and ability to compete. Governmental regulatory policies affect charges and terms for both private-line and public network electronic payment services. Accordingly, changes in governmental regulatory policies may:

 .  make it more costly to communicate on these networks;
 . increase the costs of development; or . increase the opportunity for additional competition.

If regulatory action of this type occurs, our business, financial condition and operating results could be negatively affected.

     We must also obtain product certification on the applicable customer's systems in the U.S., Canada and other countries. Any delays in obtaining necessary certifications with respect to future products may delay the introduction or result in the cancellation of these products. If we have any delays in obtaining necessary certifications with respect to future products, our business, financial condition and operating results could be negatively affected.

     We are subject to regulation by the Federal Communications Commission with respect to the performance of certain products. Compliance with future regulations or changes in the interpretation of existing regulations may result in a need to modify products or systems. In the event that FCC rules are added or their interpretations are changed, we could be negatively affected.

Because we have only limited protection of our proprietary technology and intellectual property, others may copy them and harm our ability to compete.

     Our operations could be materially and adversely affected if we are not adequately able to protect our proprietary software, audit techniques and methodologies, and other proprietary intellectual property rights. We rely on a combination of patents, copyrights, trademarks, trade secrets, nondisclosure and other contractual arrangements and technical measures to protect our proprietary rights. While we currently hold several U.S. and Canadian patents, we mainly rely on copyright to protect our operating systems and various other software programs. Nevertheless, we could be negatively affected if our competitors successfully incorporate this technology into their products.

     Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. We could be negatively affected if our means of protecting our proprietary information is inadequate. We may also be unable to deter misappropriation of our proprietary information, detect unauthorized use and take appropriate steps to enforce our intellectual property rights. Furthermore, our competitors also may independently develop technologies that are substantially equivalent or superior to our technology.

We may not be successful in avoiding claims that we infringe others' proprietary rights and could be required to pay judgments or licensing fees.

     Although we believe that our services and products do not infringe on the intellectual property rights of others, we cannot prevent someone else from asserting a claim against us in the future for violating their technology rights. In the ordinary course of our business, third parties may claim that our services infringe on their patent, copyright or trademark rights. We also may be subject to court actions alleging that we violated a third party's patent, copyright or trademark rights. Third parties making infringement claims may have significantly greater resources than we do to pursue litigation, and we cannot be certain that we would prevail in an infringement action.

     Infringement claims, whether with or without merit, could be time consuming, distract management, result in costly litigation, delay the introduction of new services and require us to enter into royalty or licensing agreements. As a result of an infringement claim, we could be required to discontinue use of a specific technology, tradename or service mark. In these instances, it could be expensive for us to develop or buy replacement technology or market a new name.

Consequently, whether justified or not, infringement claims could have a negative effect on our business, financial condition and operating results.

Any failure of supply chain manufacturers and suppliers to timely provide necessary components and services could cause production delays and a loss of customers.

     We currently assemble certain products and components at our manufacturing facility in Roswell, Georgia. However, we depend on other manufacturers and suppliers for some of our products and certain components used in our products. The components we obtain from other manufacturers and suppliers are only available from a limited number of sources. Certain components and products are currently purchased from single suppliers. While we maintain additional inventory of certain products and continually evaluate alternative sources of supply, the failure of any single supplier to meet its commitment on schedule could adversely affect us. If a sole source supplier goes out of business or becomes unable to meet its supply commitments to us, our production could be delayed. Delays of this type could adversely affect our business, financial condition and results of operations.

     The use of outside manufacturers and suppliers also subjects us to the following additional risks:

 .  potential quality assurance problems;
 .  availability of suitable competitive and cost effective manufacturers and suppliers;
 . potential loss of product margin; and . price fluctuation, particularly for certain static random access memory products.

We are subject to the risk of product liability claims.

     Our products are generally used to manage data critical to large organizations. As a result, our development, sale and support of products may entail the risk of product liability claims. Our license agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims. However, these provisions may not be effective under the laws of all jurisdictions. The insurance that we maintain may not be sufficient in scope or amount to cover all personal injury, property damage and other claims if the limitations on our liability contained in our license agreements are ineffective. A successful product liability claim brought against us could therefore materially and adversely affect our business, financial condition and results of operations. In addition, defending a product liability suit, regardless of its merits, could require us to incur substantial expense and require the time and attention of key management personnel. This could also materially and adversely affect our business, financial condition and results of operations.

If we are unable to attract and retain key personnel, we may have to employ less qualified personnel and may experience high turnover costs.

     Our future performance depends upon the continued service of a number of senior management and key technical personnel. The loss or interruption of the services of one or more key employees could have a material adverse effect on our business, financial condition and results of operations. Of our key employees, we currently maintain key-person life insurance only on John J. Neubert and Gregory A. Lewis. Each of these policies is in the amount of $1,000,000

     Our future financial results also will depend upon our ability to attract and retain highly skilled technical, managerial and marketing personnel. Competition for qualified personnel is significant and intense and is likely to intensify in the future. We compete for qualified personnel against numerous companies, including larger, more established companies with significantly greater financial resources than ours. Significant competition exists for qualified technical, managerial and marketing personnel. At times we have experienced and continue to experience difficulty retaining and recruiting qualified personnel. If we are unable to hire and retain qualified personnel in the future, it could materially and adversely affect our business, financial condition and results of operations.

Our stock ownership is concentrated, which will make it difficult for you to exert control over us or to replace our management.

     Based on information as of July 1, 1999, our directors, officers and their affiliates beneficially own approximately 3,848,114 shares (approximately 20%) of our common stock, including shares exchangeable for common stock and exercisable options to purchase common stock. Our directors, officers and their affiliates also hold options to acquire 208,334 shares of common stock that are not immediately exercisable. Consequently, our directors, officers and their affiliates could, as stockholders, control or exercise significant influence over the election of directors and all other matters requiring stockholder approval, including a change of control or ownership of us.

Failure to obtain Year 2000 compliance may negatively affect our business.

     The Year 2000 issue is the result of potential problems with computer systems or any equipment with computer chips that store dates as two digits rather than four (e.g., "99" for 1999). On January 1, 2000, these systems and equipment may read "00" as the year 1900 instead of the year 2000. This problem could result in an interruption in, or failure of, certain of our normal business activities and operations.

     We have analyzed the Year 2000 issue with respect to our hardware and software products, the hardware and software we use to provide our services and our computerized information and operating systems. We do not believe that the costs necessary to resolve the known Year 2000 problems will be material to our operating results. However, if our projected timetable or cost estimates are incorrect, our business, financial condition and results of operations could be negatively affected. We are also discussing the Year 2000 issues with our significant customers, manufacturers and suppliers. If they are unprepared for Year 2000 problems, our business activities and operations could be negatively affected. We are not yet certain to what extent our significant customers, manufacturers and suppliers are Year 2000 compliant. If their systems are not timely converted or if their converted systems are not compatible with ours, we may experience a significant number of operational inconveniences and inefficiencies for us and our customers that may divert our time and attention and financial and human resources from our ordinary business activities. Any Year 2000 problems we encounter may have a materially adverse affect on our business, financial condition or operating results.

If we are unable to effectively manage our growth, our business could suffer.

     Our future operating results will depend heavily on our ability to manage our business and make appropriate changes in the face of our growth and changing industry conditions. If we do not respond appropriately to growth and change, the quality of our services, our ability to retain key personnel and our business in general could be negatively affected. If we do not correctly predict our growth, our business, financial condition and operating results could be negatively affected.

We are subject to risks associated with making acquisitions and may not be able to grow through acquisitions.

     As part of our business strategy, we continually evaluate potential acquisitions of, and cooperative ventures to acquire, complementary technologies, products and businesses in the electronic payment market. In its pursuit of strategic alliances, partnerships and acquisitions, we may be unable to:

 . identify suitable strategic alliances, partnerships and acquisition candidates;

 . compete for strategic alliances, partnerships and acquisitions with other companies, many of which have substantially greater resources than us;

 . obtain sufficient financing on acceptable terms to fund strategic alliances, partnerships and acquisitions;

 . complete strategic alliances, partnerships and acquisitions on terms favorable to us;

 . integrate acquired technologies, products and businesses into its existing operations; and

 .  profitably manage acquired technologies, products and businesses.

     Strategic alliances, partnerships and acquisitions may also involve a number of risks including, among others, that:

 . technologies, products or businesses acquired by us may not perform as expected;

 . technologies, products or businesses acquired by us may not achieve levels of revenues, profitability or productivity comparable to those of our existing technologies, products and operations;

 . strategic alliances, partnerships and acquisitions may divert the attention of management and our resources;

 . we may experience difficulty in assimilating the acquired operations and personnel; and

 .  we may experience difficulty in retaining, hiring and training key personnel.

     Any or all of these risks could materially and adversely affect our business, financial condition or results of operations.

We have adopted measures that have anti-takeover effects.

     Under our certificate of incorporation, the board of directors may issue preferred stock, with any rights it may wish to assign, without stockholder action. We have also adopted a stockholder rights plan under which we have distributed rights to purchase shares of our Series C junior participating preferred stock to our stockholders. If certain triggering events occur, the holders of the rights will be able to purchase shares of common stock at a price substantially discounted from the then applicable market price of the common stock.

Exchange rate fluctuations between the U.S. dollar and other currencies in which we do business may result in currency transaction losses.

     A significant portion of our revenues are denominated in Canadian dollars. Consequently, fluctuations in exchange rates between the U.S. and Canadian dollar may have a material adverse effect on our business, financial condition and operating results and could also result in significant exchange losses. Foreign currency transaction gains and losses are a result of transacting business in certain foreign locations in currencies other than the functional currency of the location. We attempt to balance our revenues and expenses in each currency to minimize net foreign currency risk. To the extent that we are unable to balance revenues and expenses in a currency, fluctuations in the value of the currency in which we conduct our business relative to the functional currency have caused and will continue to cause currency transaction gains and losses. We cannot accurately predict the impact of future exchange rate fluctuations on our results of operations. These currency exchange risks could materially and adversely affect our business, financial condition and operating results.

     We have not sought to hedge the risks associated with fluctuations in exchange rates but may undertake transactions of this type in the future. Any hedging techniques which we implement in the future may not be successful, and exchange rate losses could be exacerbated by hedging techniques that we use.

A large number of shares of our stock are currently eligible for public sale, which could cause our stock price to drop.

     Sales of a substantial number of shares of our common stock in the public market, or the prospect of these sales, could adversely affect the market price of our common stock. These sales or the prospect of these sales could also impair our ability to raise needed funds in the capital markets at a time and price favorable to us. As of July 1, 1999, we had approximately 18,114,000 shares of common stock outstanding, including approximately 5,616,000 exchangeable shares of International Verifact Inc. which are exchangeable by the holders at any time for shares of IVI Checkmate common stock on a one-for-one basis. Most all of the currently outstanding IVI Checkmate common stock and all of the IVI Checkmate common stock for which the exchangeable shares are exchangeable have been registered under the Securities Act of 1933. As of July 1, 1999, approximately 16,659,000 of the approximately 18,114,000 outstanding shares were eligible for sale in the public market. The remaining unregistered outstanding shares of IVI Checkmate common stock, as well as the approximately 2,354,541 outstanding shares owned by our directors and executive officers and their affiliates, will be eligible for sale in the public market at such times and in such amounts as are permitted under Rule 144 of the SEC.

     As of July 1, 1999, we had options outstanding under our stock option plans for the purchase of a total of approximately 3,363,000 shares of common stock at a weighted average exercise price of $6.38 per share. We have reserved an additional 1,274,400 shares of common stock that we may issue upon the exercise of options that may be granted in the future under these plans. Substantially all of the shares that are issuable upon the exercise of these options, as well as the shares that are issuable under our employee stock purchase plan, have been registered under the Securities Act. All of these shares will be freely tradable in the public market, except for shares held by our affiliates which will be eligible for public sale in such amounts are permitted under Rule 144.

Our holding company structure may affect our performance and ability to pay dividends and other distributions.

     We are a holding company, and our principal assets are all of the outstanding stock of our operating subsidiaries, including IVI Checkmate Ltd. and IVI Checkmate Inc. All of our operations are conducted through our subsidiaries. Consequently, our performance and ability to pay dividends and other distributions depends on, among other things, the earnings and cash flows of the operations of our subsidiaries, as well as other dividends and distributions from our subsidiaries.


                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus and in some of the documents that we incorporate by reference in this prospectus are forward-looking statements about our expectations of what may happen in the future. Statements that are not historical facts are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements can sometimes be identified by our use of forward-looking words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan" and similar expressions.

     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results and stockholder value may differ significantly from those expressed in or implied by the forward-looking statements contained in this prospectus and in the information incorporated in this prospectus. See "Where You Can Find More Information" on page 14. Many of the factors that will determine these results and values are beyond our ability to control or predict. We caution you that a number of important factors could cause actual results to be very different from and worse than our expectations expressed in or implied by any forward-looking statement. These factors include, but are not limited to, those discussed in "Risk Factors" beginning on page 2.

     Management believes these forward-looking statements are reasonable. However, you should not place undue reliance on these forward-looking statements, which are based only on our current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of them in light of new information or future events.


                             SELLING STOCKHOLDERS

     The selling stockholders acquired beneficial ownership of all the shares listed below through their participation in the IVI Checkmate Electronics, Inc. 401(k) Plan. Our registration of the shares being offered by the selling stockholders does not guarantee that the selling stockholders will sell all or any of the shares.

     The following table shows, as of June 1, 1999:

     . the number of shares of our common stock beneficially owned by each of the named selling stockholders before the offering,
     . the number of shares being offered by each of the named selling stockholders, and
     . the number of shares beneficially owned by each of the named selling stockholders if all of the shares being offered by them under this prospectus are sold.

     No named selling stockholder is an affiliate of IVI Checkmate, although each is or was an employee of ours. Each selling stockholder will beneficially own less than one percent of our outstanding common stock after the offering.

                                     Shares Owned            Shares Being         Shares Owned
    Selling Stockholder           Before the Offering           Offered         After the Offering
----------------------------   --------------------------  ------------------  --------------------





     We may update or supplement this prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold. In addition, certain unnamed non-affiliates, each of whom may sell up to 1,000 shares, may use this prospectus for reoffers and resales.

                             PLAN OF DISTRIBUTION

     We have registered the shares of common stock covered by this prospectus for offer and sale from time to time by the selling stockholders, including their donees, pledgees, transferees or other successors-in-interest who sell shares received from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

     The selling stockholders may sell the shares being offered by this prospectus in one or more of the following ways:

     . on the Nasdaq National Market or other national securities exchange on which our common stock is then listed;
     .  in negotiated transactions;
     .  through put or call option transactions related to the shares;
     . through short sales of the shares; or . by a combination of these methods of sale.

     The selling stockholders may sell the shares at market prices prevailing at the time of sale, at prices related to the then-prevailing market prices, or at negotiated prices.

     The selling stockholders may sell the shares directly to purchasers or may sell the shares to or through brokers or dealers by one or more of the following:

     . ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     . purchases by a broker or dealer as principal and resale by the broker or dealer for its account under this prospectus;
     . a block trade in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     . an exchange distribution in accordance with the rules of the exchange or automated interdealer quotation system on which our common stock is then listed; and
     .  through the writing of options on the shares.

If required by law at the time a particular offer of shares is made, we will state the terms and conditions of the sale transaction in a supplement to this prospectus.

     Any brokers or dealers acting in connection with offers and sales of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such brokers or dealers may act as agents or to whom they may sell as principal, or both. Any compensation as to a particular broker or dealer might be in excess of customary commissions.

     The selling stockholders and any brokers or dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by brokers or dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any brokers or dealers regarding the sale of their shares and that there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     We will bear all expenses in connection with the registration of the shares being offered by the selling stockholders. The selling stockholders will pay all brokerage commissions and similar selling expenses, if any, attributable to sales of the shares. The selling stockholders may agree to indemnify any broker or dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Selling stockholders also may sell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.


                                 LEGAL MATTERS

     Alston & Bird LLP, Atlanta, Georgia, has opined as to the validity of the shares of common stock being offered by the selling stockholders.


                                    EXPERTS

     The consolidated financial statements of IVI Checkmate Corp. at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which, at December 31, 1997 and as to the years ended December 31, 1997 and 1996, is based in part on the report of Coopers & Lybrand, independent auditors. The consolidated financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. You can obtain copies of those reports, proxy statements and other information:

     . at the Public Reference Room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
     .   from the Internet site that the SEC maintains at http://www.sec.gov,
                                                          -------------------
         which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC; and
     . at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can get a copy of the registration statement (Registration No. 333-_______) from the locations listed above.

     The SEC allows us to "incorporate by reference" additional information into this prospectus. This means that we can disclose additional important information about us to you by referring you to another document that we have filed separately with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus, except for any incorporated information that is superceded by information contained directly in this prospectus. We incorporate by reference the documents listed below, as well as any future documents we file with the SEC (File No. 000-29772) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of our common stock under this prospectus:

     . our annual report on Form 10-K for the fiscal year ended December 31, 1998, including those portions of our proxy statement for the 1999 annual meeting of stockholders incorporated in the Form 10-K by reference;
     . our quarterly report on Form 10-Q for the quarter ended March 31, 1999; . our current reports on Form 8-K dated March 17, 1999 and April 27, 1999;
        and
     . the descriptions of our common stock and Series C junior participating preferred stock purchase rights set forth in our registration statements filed under to Section 12 of the Securities Exchange Act, and any amendment or report filed for the purpose of updating these descriptions.

Upon request, we will provide you, at no cost, a copy of any or all of the documents that we incorporate by reference in this prospectus. Written or oral requests should be directed to:

                              Corporate Secretary
                              IVI Checkmate Corp.
                               1003 Mansell Road
                            Roswell, Georgia  30076
                                (770) 594-6000

     You should rely only on the information contained or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus or any supplement is accurate as of any date other than the date on the cover page of those documents.

                                                           150,000 Shares

        Table of Contents
                                  Page

IVI Checkmate Corp.............    2
Risk Factors...................    2
A Warning About Forward-
Looking Statements.............   11
Selling Stockholders...........   12                     IVI CHECKMATE CORP.
Plan of Distribution...........   12
Legal Matters..................   14
Experts........................   14
Where You Can Find More
Information....................   14                        Common Stock




                                                         -----------------

                                                             Prospectus

                                                         -----------------






                                                               [LOGO]




                                                           July __, 1999

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed by the Company and the Plan with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (ii) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998;

         (iii)   All other reports filed by the Company or the Plan pursuant to
                 Section 13(a) or 15(d) of the Exchange Act since December 31, 1998; and

         (iv) The description of common stock contained in the Company's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

    Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.  Not applicable.

Item 5.  Interests of Named Experts and Counsel.  Not applicable.

Item 6.  Indemnification of Directors and Officers.

  The Company's By-Laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

  Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Company also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.


Item 7.  Exemption from Registration Claimed.

  The shares of common stock covered by the resale prospectus which is a part of this Registration Statement were acquired by the selling stockholders in transactions which were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Such shares were acquired solely in connection with offers made to participants in the Plan.


Item 8.  Exhibits.

     The following exhibits either (1) are filed herewith or (2) have previously been filed with the SEC and are incorporated herein by reference to such prior filings. Previously filed registration statements and reports which are incorporated herein by reference are identified in the column captioned "SEC Document Reference." The Company will furnish any exhibit upon request to John
J. Neubert, Executive Vice President Finance and Administration of the Company, 1003 Mansell Road, Roswell, Georgia 30076. There is a charge of $.50 per page to cover expenses of copying and mailing.

  Exhibit No.                   Description                               SEC Document Reference
----------------  ---------------------------------------  -----------------------------------------------------
4.1               Certificate of Incorporation, as         Exhibit 3.1 to the Company's Registration Statement
                  amended                                  on Form S-4  (No. 333-______ filed concurrently
                                                           herewith)

4.2               Bylaws                                   Exhibit 3.2 to the Company's Registration Statement
                                                           on Form S-4  (No. 333-53629)

4.3               Specimen common stock certificate        Exhibit 4.1 to the Company's Registration Statement
                                                           on Form S-4  (No. 333-53629)

4.4               Stockholder Protection Rights            Exhibit 4.2 to the Company's Registration Statement
                  Agreement, dated as of September 16,     on Form S-4  (No. 333-______ filed concurrently
                  1998, between IVI Checkmate Corp. and    herewith)
                  First Union National Bank, as Rights
                  Agent (which includes as Exhibit A
                  thereto the Form of Rights Certificate
                  and as Exhibit B thereto the Form of
                  Certificate of Designations,
                  Preferences, Limitations and Relative
                  Rights of Series C Junior
                  Participating Preferred Stock of IVI
                  Checkmate Corp.), as amended on April
                  6, 1999

5                 Opinion of Alston & Bird LLP as to the
                  validity of the securities being
                  registered, including consent

23.1              Consent of Alston & Bird LLP (included
                  in Exhibit 5)

23.2              Consent of Ernst & Young LLP

23.3              Consent of Coopers & Lybrand

24                Power of Attorney (included on
                  signature page)

    In lieu of the opinion of counsel or determination letter contemplated by
Item 601(b)(5) of Regulation S-K, the undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

    provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not
    --------  -------
apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant, IVI Checkmate Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roswell, state of Georgia, on July 23, 1999.


                         IVI CHECKMATE CORP.


                         By:  /s/ J. STANFORD SPENCE
                            ------------------------
                                J. Stanford Spence
                               Chairman of the Board


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of IVI Checkmate Corp. (the "Company"), a Delaware corporation, for himself and not for one another, does hereby constitute and appoint J. Stanford Spence, L. Barry Thomson, and John J. Neubert, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                                  Title                              Date
------------------------------------  -----------------------------------------  ------------------------
      /s/ J. STANFORD SPENCE                   Chairman of the Board                    July 23, 1999
------------------------------------
       J. Stanford Spence




                                      II-6

       /s/ GEORGE WHITTON                      Vice Chairman of the Board               July 23, 1999
------------------------------------
         George Whitton

      /s/ L. BARRY THOMSON                     President, Chief Executive Officer       July 23, 1999
------------------------------------           and Director
        L. Barry Thomson                       (Principal Executive Officer)

      /s/ GREGORY A. LEWIS                     Director                                 July 23, 1999
------------------------------------
       Gregory A. Lewis

       /s/ JOHN J. NEUBERT                     Executive Vice President-Finance and     July 23, 1999
------------------------------------           Administration, Chief Financial Officer,
        John J. Neubert                        Treasurer and Secretary
                                               (Principal Financial Officer and
                                               Principal Accounting Officer)

       /s/ GERARD COMPAIN                      Director                                July 23, 1999
------------------------------------
         Gerard Compain

      /s/ PAUL W. NOBLETT                      Director                                July 23, 1999
------------------------------------
         Paul W. Noblett

      /s/ BERTIL D. NORDIN                     Director                                July 23, 1999
------------------------------------
        Bertil D. Nordin

        /s/ GARETH OWEN                        Director                                July 23, 1999
------------------------------------
         Gareth Owen

      /s/ PETER E. ROODE                       Director                                July 23, 1999
------------------------------------
        Peter E. Roode

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or such other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roswell, state of Georgia, on July 23, 1999.


                     IVI CHECKMATE ELECTRONICS, INC. 401(k) PLAN


                         By:  /s/ MARGARET BURKETT
                            ----------------------

                         Name:  Margaret Burkett
                                ----------------

                         Title:  Plan Administrator
                                 ------------------

                                 EXHIBIT INDEX

                                 EXHIBIT INDEX

  Exhibit No.                    Description                          SEC Document Reference                Page No.
----------------  -----------------------------------------  -----------------------------------------  -----------------
      4.1         Certificate of Incorporation, as amended   Exhibit 3.1 to the Company's
                                                             Registration Statement on Form S-4  (No.
                                                             333-______ filed concurrently herewith)

      4.2         Bylaws                                     Exhibit 3.2 to the Company's
                                                             Registration Statement on Form S-4  (No.
                                                             333-53629)

      4.3         Specimen common stock certificate          Exhibit 4.1 to the Company's
                                                             Registration Statement on Form S-4  (No.
                                                             333-53629)

      4.4         Stockholder Protection Rights Agreement,   Exhibit 4.2 to the Company's
                  dated as of September 16, 1998, between    Registration Statement on Form S-4  (No.
                  IVI Checkmate Corp. and First Union        333-______ filed concurrently herewith)
                  National Bank, as Rights Agent (which
                  includes as Exhibit A thereto the Form
                  of Rights Certificate and as Exhibit B
                  thereto the Form of Certificate of
                  Designations, Preferences, Limitations
                  and Relative Rights of Series C Junior
                  Participating Preferred Stock of IVI
                  Checkmate Corp.), as amended on April 6,
                  1999

       5          Opinion of Alston & Bird LLP as to the
                  validity of the securities being
                  registered, including consent

      23.1        Consent of Alston & Bird LLP (included
                  in Exhibit 5)

      23.2        Consent of Ernst & Young LLP

      23.3        Consent of Coopers & Lybrand

       24 Power of Attorney (included on signature page)